Exhibit 23














                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2002 on the financial statements of Georgia Power Company, included in this Form 8-K, into Georgia Power Company's previously filed Registration Statement File Nos. 333-75193 and 333-57884.




/s/Arthur Andersen LLP
Atlanta, Georgia
February 27, 2002